SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[  ]      Preliminary Proxy Statement       [   ]   Confidential, for Use of
                                                    the Commission Only
                                                    (as permitted by
                                                    Rule 14a-6(e)(2))
[ X]   Definitive Proxy Statement
[  ]   Definitive Additional Materials
[  ]   Soliciting Material Pursuant to Section 240.14a-11(c)
       or Section 240.14a-12

                             GLOBAL DIRECTMAIL CORP
                (Name of Registrant as Specified in Its Charter)

 ------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, of other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X]     No fee required
[  ]     Fee computed on table below per Exchange Act
         Rules 14a-6(i)(1) and 0-11.

           (1) Title of each class of securities to which transaction applies:_________________________________
           (2) Aggregate number of securities to which transaction applies:_________________________________
           (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):_______________________________
                  ____________________________________________________________
                  ______________________________
           (4)    Proposed maximum aggregate value of transaction:____________
           (5)    Total fee paid:
[  ]       Fee previously paid with preliminary materials. [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
           (1)    Amount Previously Paid:
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           (3)    Filing Party:
           (4)    Date Filed:

                             GLOBAL DIRECTMAIL CORP
                              22 HARBOR PARK DRIVE
                         PORT WASHINGTON, NEW YORK 11050
                                 ---------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 ---------------


     The 1999 Annual Meeting of the Stockholders of Global DirectMail Corp will be held at the offices of the Company, 11 Harbor Park Drive, Port Washington, New York on Tuesday, May 18, 1999 at 2:00 p.m. for the following purposes:

               1.   To elect directors.

               2. To consider and vote upon a proposal to change the corporate name of the Company to Systemax Inc.

               3. To consider and vote upon a proposal to ratify the appointment of Deloitte & Touche as the Company's independent auditors for fiscal 1999.

               4. To transact such other business as may properly come before the meeting and any and all adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on March 31, 1999 as the record date for the determination of the stockholders entitled to notice of and to vote at the meeting and at any adjournment or postponement thereof.

     Stockholders are invited to attend the meeting. Whether or not you expect to attend, WE URGE YOU TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. If you attend the meeting, you may vote your shares in person, which will revoke any previously executed proxy.

     If your shares are held of record by a broker, bank or other nominee and you wish to attend the meeting, you must obtain a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares and bring it to the meeting. In order to vote your shares at the meeting, you must obtain from the record holder a proxy issued in your name.

     Regardless of how many shares you own, your vote is very important. Please SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD TODAY.

                                  BY ORDER OF THE BOARD OF DIRECTORS

                                  Curt S. Rush,
                                  Secretary

Port Washington, New York
April 27, 1999

                             GLOBAL DIRECTMAIL CORP
                              22 HARBOR PARK DRIVE
                         PORT WASHINGTON, NEW YORK 11050

                            ------------------------

                                 PROXY STATEMENT
                            ------------------------

INTRODUCTION

     This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Global DirectMail Corp, a Delaware corporation (the "Company"), for the 1999 Annual Meeting of the stockholders of the Company on May 18, 1999. The Notice of Annual Meeting, this proxy statement and the accompanying proxy are first being mailed on or about April 27, 1999 to stockholders of record as of the close of business on March 31, 1999. You can ensure that your shares are voted at the meeting by signing, dating and promptly returning the enclosed proxy in the envelope provided. Sending in a signed proxy will not affect your right to attend the meeting and vote in person. You may revoke your proxy at any time before it is voted by notifying the Company's Transfer Agent, The Bank of New York, 101 Barclay Street, New York, NY 10286 in writing, or by executing a subsequent proxy, which revokes your previously executed proxy.

     The Company's principal executive offices are located at 22 Harbor Park Drive, Port Washington, New York 11050.

VOTING OF PROXIES

     Proxies will be voted as specified by the stockholders. Where specific choices are not indicated, proxies will be voted for proposals 1, 2 and 3. Under the Delaware General Corporation Law and the Company's Amended and Restated Certificate of Incorporation and the Company's Bylaws, (1) the affirmative vote of a plurality of the outstanding shares of Common Stock entitled to vote and present, in person or by properly executed proxy, at a meeting at which a quorum is present will be required to elect or reelect a nominated director, (2) the affirmative vote of at least a majority of the outstanding shares entitled to vote will be required to change the corporate name of the Company to Systemax Inc., and (3) the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock entitled to vote and present, in person or by properly executed proxy, at a meeting at which a quorum is present will be required in order to ratify the appointment of Deloitte & Touche.

     A quorum is representation in person or by proxy at the Annual Meeting of at least a majority of the outstanding shares of common stock of the Company. Abstentions will be treated as votes cast on a particular matters as well as shares present and represented for purposes of establishing a quorum, with the result that an abstention has the same effect as a negative vote. Where nominee record holders do not vote on specific issues because they did not receive specific instructions on such issues from the beneficial owners, such broker nonvotes will not be treated as votes cast on a particular matter, and will therefore have no effect on the vote, but will be treated as shares present or represented for purposes of establishing a quorum.

    A list of stockholders of the Company satisfying the requirements of Section 219 of the Delaware General Corporation Law shall be available for inspection for any purpose germane to the meeting during normal business hours at the offices of the Company at least ten days prior to the Annual Meeting.

     On March 31, 1999, the record date for the 1999 Annual Meeting, there were outstanding and entitled to vote 35,896,790 shares of Common Stock of the Company entitled to one vote per share.

     Stockholders will not be entitled to appraisal rights in connection with any of the matters to be voted on at the Annual Meeting.

1.  ELECTION OF DIRECTORS

     At the meeting, six directors are to be elected to serve until their successors have been elected and qualified. Information regarding such nominees is set forth below.

     The accompanying proxy will be voted for the election of the Board's nominees unless contrary instructions are given. If any Board nominee is unable to serve, which is not anticipated, the persons named as proxies intend to vote for the other Board nominees and, unless the number of nominees is reduced by the Board of Directors, for such other person or persons as the Board of Directors may designate.

NOMINEES

     Richard Leeds was appointed Chairman of the Board and Chief Executive Officer of the Company in April 1995. From April 1995 to February 1996, Mr. Leeds also served as Chief Financial Officer of the Company. From 1984 to April 1995, Mr. Leeds served as Co-President and Chief Financial Officer of certain predecessor corporations of the Company (the "Predecessor Companies"). Mr. Leeds joined the Company in 1982. Mr. Leeds graduated from New York University in 1982 with a B.S. in Finance. Richard Leeds is the brother of Bruce and Robert Leeds.

     Bruce Leeds was appointed Vice Chairman of the Board in April 1995. Mr. Leeds has served as President of International Operations since 1990. In addition, he served as Director of Corporate Development of the Predecessor Companies from 1982 through June of 1995, Secretary of the Company from April 1995 to October 1996 and as Chief Financial Officer from March 31, 1997 to December 31, 1997. Mr. Leeds joined the Company in 1977 after graduating from Tufts University with a B.A. in Economics.

     Robert Leeds was appointed Vice Chairman and President of Domestic Operations in April 1995. Prior to such time, Mr. Leeds served as Co-President and head of domestic operations of the Predecessor Companies since 1982. Mr. Leeds graduated from Tufts University in 1977 with a B.S. in Computer Applications Engineering and joined the Company in the same year.

     Robert Dooley was appointed as a Director of the Company in April 1995. Mr. Dooley has been a Senior Vice President, Worldwide Computer Sales and Marketing, of the Company or the Predecessor Companies since 1990. Mr. Dooley joined the Company in 1982, and since 1983 he has worked as Senior Marketing Executive for computer related products. Mr. Dooley graduated from Rensselaer Polytechnic Institute in 1976 with a B.S. in Physics.

     Robert D. Rosenthal was appointed as a Director of the Company in July 1995. Mr. Rosenthal is President and Chief Executive Officer of First Long Island Investors, Inc., which he co-founded in 1983. From July 1971 until September 1983, Mr. Rosenthal held increasingly responsible positions at Entenmann's Inc., eventually becoming Executive Vice President and Chief Operating Officer. Mr. Rosenthal is a 1971 CUM LAUDE graduate of Boston University and a 1974 graduate of Hofstra University Law School.

     Stacy S. Dick was appointed as a Director of the Company in November 1995. Since August 1998 Mr. Dick has been a principal of Evercore Partners, an investment banking firm. From 1992 until July 1998 Mr. Dick held increasingly responsible positions at Tenneco Inc., eventually becoming Executive Vice President of Tenneco Inc. Prior to joining Tenneco Inc. he was a Managing Director of The First Boston Corporation, a position he held beginning in 1989. Mr. Dick graduated from Harvard University with an AB degree MAGNA CUM LAUDE in 1978 and received a Ph.D. in Business Economics from Harvard in 1983.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS, WHICH IS DESIGNATED AS PROPOSAL NO. 1 ON THE ENCLOSED PROXY CARD.

BOARD MEETINGS; COMMITTEES OF THE BOARD

     During 1998, the Board of Directors held five meetings and acted by written consent two times, the Audit Committee held two meetings and the Compensation Committee held three meetings. All of the Directors attended all of the meetings of the Board and the respective committees of the Board of which they are members.

     The Board of Directors has the following standing committees:

          AUDIT COMMITTEE

     The Audit Committee recommends the annual engagement of auditors, with whom the Audit Committee will review the scope of audit and non-audit assignments, related fees, the accounting principles used in financial reporting, internal financial auditing procedures and the adequacy of internal control procedures. The members of the Audit Committee are Mr. Robert D. Rosenthal and Mr. Stacy S. Dick.

          COMPENSATION COMMITTEE

     The Compensation Committee reviews and approves the remuneration arrangements for the officers and directors of the Company and reviews and recommends new executive compensation or stock plans in which the officers and/or directors are eligible to participate, including the granting of stock options. Stock option grants to officers and directors must also be approved by the Board of Directors. The members of the Compensation Committee are Messrs. Robert Leeds, Robert D. Rosenthal and Stacy S. Dick.

COMPENSATION OF DIRECTORS

     The Company's policy is not to pay compensation to Directors who are also employees of the Company. Each Director who is not an employee of the Company is paid a fee of $7,500 per year and $2,000 for each meeting of the Board of Directors in which the Director participates. During 1998, both non-employee Directors received options to purchase 2,000 shares of Common Stock pursuant to the Company's 1995 Stock Option Plan for Non-Employee Directors.

EXECUTIVE OFFICERS

     The following table sets forth certain information with respect to the executive officers of the Company as of March 31, 1999.


       NAME                      AGE          OFFICE
       ----                      ---          -------

       Richard Leeds             39           Chairman and Chief Executive
                                              Officer

       Bruce Leeds               43           Vice Chairman and President of
                                              International Operations

       Robert Leeds              43           Vice Chairman and President of
                                              Domestic Operations

       Robert Dooley             44           Director and Senior Vice
                                                President - Worldwide
                                                Computer Sales and Marketing

       Steven M. Goldschein      53           Senior Vice President and
                                                Chief Financial Officer

       Michael J. Speiller       45           Vice President and Controller

       Curt S. Rush              45           General Counsel and Secretary

       Leslie Biggs              55           Commercial and Financial Director
                                                of European Operations


     For information on Richard Leeds, Bruce Leeds, Robert Leeds and Robert Dooley, see page 2.

     Steven M. Goldschein joined the Company in December 1997 and was appointed Senior Vice President and Chief Financial Officer of the Company on January 5, 1998. From 1982 through December 1997 Mr. Goldschein was Vice President-Administration and Chief Financial Officer of Lambda Electronics Inc. From 1980 through 1982 he was that company's Corporate Controller. Prior to that time he was a Senior Manager with the accounting firm of Ernst & Young. Mr. Goldschein is a 1968 graduate of Michigan State University and a Certified Public Accountant in New York.

     Michael J. Speiller has been Vice President and Controller since October 1998. From December 1997 through September 1998 Mr. Speiller was Vice President and Chief Financial Officer of Lambda Electronics Inc. From 1982 through 1997 he was Vice President and Controller of Lambda Electronics Inc. From 1980 through 1982 he was a divisional controller for that company. Prior to that he was an auditor with the accounting firm of Ernst & Young. Mr. Speiller graduated in 1976 with a B.S. degree in Public Accounting from the State University of New York at Albany and is a Certified Public Accountant in New York.

     Curt S. Rush has been General Counsel to the Company since September 1996 and was appointed Secretary of the Company in October 1996. Prior to joining the Company, Mr. Rush was employed from 1993 to 1996 as Corporate Counsel to Globe Communications Corp. and from 1990 to 1993 as Corporate Counsel to the Image Bank, Inc. Mr. Rush graduated from Hunter College in 1981 with a B.A. degree in Philosophy and graduated CUM LAUDE from Brooklyn Law School in 1984 where he was editor of the Law Review. He was admitted to the Bar of the State of New York in 1985.

     Leslie Biggs has been Commercial and Financial Director of European Operations since March 1992 when the Company acquired Misco. Mr Biggs joined Misco in April 1990 as Financial Director. Prior to such time, Mr. Biggs was Group Financial Controller of Electrocomponents plc, a large United Kingdom public company and was a director of several of their domestic and overseas operations. Mr. Biggs graduated from Kilburn Polytechnic and qualified as a Chartered Secretary in 1967.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table provides certain information regarding the beneficial ownership of the Company's Common Stock as of March 31, 1999 by (i) each of the Company's directors and officers listed in the summary compensation table, (ii) all directors and executive officers as a group and (iii) each person known to the Company to be the beneficial owner of 5% or more of any class of the Company's voting securities.

                                                                             AMOUNT              PERCENT
                                                                         AND NATURE OF             OF
                                                                     BENEFICIAL OWNERSHIP (1)     CLASS
                                                                     -----------------------     ---------

       DIRECTORS AND EXECUTIVE OFFICERS
       Richard Leeds (2)................................................. 10,681,180              27.9%
       Bruce Leeds (3)...................................................  8,831,595              23.1%
       Robert Leeds (4)..................................................  8,831,597              23.1%
       Robert Dooley (5).................................................     49,200               *
       Stacy S. Dick (6).................................................     10,000               *
       Robert D. Rosenthal (6)...........................................     18,000               *
       Steven M. Goldschein (7)..........................................     15,000               *
       All current directors and executive
          officers of the Company (10 persons)........................... 26,075,808              68.2%

       OTHER 5% STOCKHOLDERS

       The Kaufman Fund (8)
          145 East 45th Street, New York, NY 10017                         2,500,000               6.5%

--------------------------


(1) As used in this table "beneficial ownership" means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of any security. A person is deemed as of any date to have "beneficial ownership" of any security that such person has a right to acquire within 60 days after such date. Any security that any person named above has the right to acquire within 60 days is deemed to be outstanding for purposes of calculating the ownership percentage of such person, but is not deemed to be outstanding for purposes of calculating the ownership percentage of any other person. Unless otherwise stated, each person owns the reported shares directly and has the sole right to vote and determine whether to dispose of such shares.

(2)  Includes 1,856,083 shares owned by a limited partnership of which Richard
     Leeds is the general partner. Also includes 2,737,398 shares owned by irrevocable trusts for the benefit of his brothers' children for which Richard Leeds acts as co-trustee and 100,000 shares owned by a limited partnership in which Richard Leeds has an indirect pecuniary interest.

(3) Includes 2,737,647 shares owned by irrevocable trusts for the benefit of his brothers' children for which Bruce Leeds acts as co-trustee and 100,000 shares owned by a limited partnership in which Bruce Leeds has an indirect pecuniary interest.

(4) Includes 2,737,647 shares owned by irrevocable trusts for the benefit of his brothers' children for which Robert Leeds acts as co-trustee and 100,000 shares owned by a limited partnership in which Robert Leeds has an indirect pecuniary interest.

(5) Includes options to acquire 40,000 shares which are currently exercisable pursuant to the terms of the Company's 1995 Long-Term Stock Incentive Plan.

(6) Includes for each person options to acquire a total of 9,000 shares which are exercisable immediately pursuant to the terms of the Company's 1995
     Stock Plan for Non-Employee Directors.

(7) Includes options to acquire 15,000 shares which are currently exercisable pursuant to the terms of the Company's 1995 Long-Term Stock Incentive Plan.

(8) This information is based on the stockholder's Schedule 13G filing for the year ended 12/31/98.

----------------
* less than 1%


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and any exchange on which the Company's securities may be traded. Officers, directors and ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Form 5 were required for those persons, the Company believes that all such filing requirements for the year ended December 31, 1998 were complied with.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     LEASES AND RELATED GUARANTEES

     The Company currently has leases for facilities in Port Washington, NY and Suwanee, GA, with 2RB Associates Co. ("2RB") and Addwin Realty Associates ("Addwin"), entities owned by Richard Leeds, Bruce Leeds and Robert Leeds, directors of the Company and the Company's three senior executive officers and principal stockholders. The Company has also guaranteed rental payments under its lease with 2RB for the Port Washington, NY facility to the mortgagor of such facility. Rent expense under all such leases aggregated $1.6 million for the year ended December 31, 1998.

     STOCKHOLDERS AGREEMENT

     Certain members of the Leeds family (including Richard Leeds, Bruce Leeds and Robert Leeds) and Leeds' family trusts entered into a Stockholders Agreement pursuant to which the parties to such agreement agreed to vote in favor of the nominees of the Board of Directors designated by the holders of a majority of the shares of Common Stock held by such stockholders. In addition, such agreement prohibits the sale of shares of Common Stock held by such stockholders without the consent of the holders of a majority of the shares held by all parties to such agreement, subject to certain exceptions, including sales pursuant to an effective registration statement and sales made in accordance with Rule 144. Such agreement also grants certain drag-along rights in the event of the sale of all or a portion of the Common Stock held by holders of a majority of the shares held by such stockholders. As of December 31, 1998, the parties to the Stockholders Agreement beneficially owned 27,127,875 shares of Common Stock subject to such agreement (constituting approximately 75.6% of the Common Stock outstanding).

     Pursuant to the Stockholders Agreement, the Company granted to the then existing stockholders party to such agreement demand and incidental, or "piggy-back," registration rights with respect to the Common Stock. The demand registration rights generally provide that the holders of a majority of the shares held by such stockholders may require, subject to certain restrictions regarding timing and number of shares, that the Company register under the Securities Act all or part of the Common Stock held by such stockholders. Pursuant to the incidental registration rights, the Company is required to notify such stockholders of any proposed registration of the Common Stock under the Securities Act and if requested by any such stockholder to include in such registration any number of shares of Common Stock held by it subject to certain restrictions. The Company has agreed to pay all expenses and indemnify any selling stockholders against certain liabilities, including under the Securities Act, in connection with registrations of Common Stock pursuant to such agreement.

     RELATED SUPPLIER

     One of the Company's suppliers is 50% owned by Richard Leeds, Bruce Leeds, Robert Leeds and other members of their immediate family. Purchases from this supplier were approximately $1.8 million for the year ended December 31, 1998 and the Company believes that those purchases were made at arms-length.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth the compensation earned by the Chief Executive Officer ("CEO") and the four most highly compensated executive officers other than the CEO for the year ended December 31, 1998.


                                            SUMMARY COMPENSATION TABLE
                                                                                                              LONG-TERM
                                                                               ANNUAL COMPENSATION            COMPENSATION
                                                                           --------------------------         ------------
                                                                                                                SECURITIES
                                                                                          OTHER ANNUAL         UNDERLYING
NAME AND PRINCIPAL POSITION                        YEAR      SALARY($)      BONUS($)      COMPENSATION($)(1)     OPTIONS (#)
-----------------------------------------------------------------------------------------------------------------------------
Richard Leeds                                      1998       $ 350,000      $ 75,000       $ 2,261                  -
Chairman and Chief Executive Officer               1997         300,000          -            2,261                  -
                                                   1996         300,000          -            2,062                  -

Bruce Leeds                                        1998       $ 350,000       $ 75,000      $ 2,519                  -
Vice Chairman and President of                     1997         300,000          -            2,519                  -
 International Operations                          1996         300,000          -            1,409                  -

Robert Leeds                                       1998       $ 350,000       $ 75,000      $ 2,444                  -
Vice Chairman and President of                     1997         300,000          -            2,444                  -
  Domestic Operations                              1996         300,000          -            2,309                  -

Robert Dooley                                      1998       $ 289,380      $ 100,000      $ 4,594                20,000
Director and Senior Vice President -               1997         275,600        100,000        4,919                60,000
  Worldwide Computer Sales and Marketing           1996         262,600        100,000        3,840                  -

Steven Goldschein                                  1998       $ 310,000       $ 75,000       $  864                  -
Senior Vice President and Chief                    1997             N/A            N/A          N/A                75,000
  Financial Officer                                1996             N/A            N/A          N/A                  N/A


----------------

(1) Includes the Company's pension and profit sharing plan contributions, automobile and gasoline allowance and excess life insurance coverage over $50,000.


                                                                   OPTION GRANTS IN LAST FISCAL YEAR

                                                                           INDIVIDUAL GRANTS
                                       ------------------------------------------------------------------
                                                            PERCENT OF                                    POTENTIAL  REALIZABLE
                                                              TOTAL                                                VALUE AT
                                        NUMBER OF            OPTIONS                                         ASSUMED ANNUAL
                                        SECURITIES          GRANTED TO                                          RATES OF STOCK
                                        UNDERLYING          EMPLOYEES       EXERCISE OR                     PRICE APPRECIATION
                                        OPTIONS             IN FISCAL       BASE PRICE      EXPIRATION       FOR OPTION TERM
NAME                                    GRANTED(#)            YEAR           ($/SHARE)      DATE             5%($)        10%($)
----                                    -----------         ----------      ----------      ----------    ---------     ----------
Richard Leeds                             --                   --              --              --              --           --

Bruce Leeds                               --                   --              --              --              --           --

Robert Leeds                              --                   --              --              --              --           --

Robert Dooley                           20,000 (1)           4.3%             $12.38        10/20/2008       $155,651     $394,450

Steven Goldschein                         --                  --               --              --              --           --

---------------

(1) These options were granted on 10/20/98 and become exercisable in equal portions on the third, fourth, and fifth anniversaries of such date.



                               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                                          FISCAL YEAR-END OPTION VALUES

                                                               NUMBER OF
                                                               SECURITIES               VALUE OF
                                                               UNDERLYING             UNEXERCISED
                                                              UNEXERCISED             IN-THE-MONEY
                                                                OPTIONS                 OPTIONS
                               SHARES                         AT DECEMBER             AT DECEMBER
                              ACQUIRED                        31, 1998(#)               31, 1998
                                 ON           VALUE           EXERCISABLE/            EXERCISABLE/
NAME                        EXERCISE(#)    REALIZED($)       UNEXERCISABLE           UNEXERCISABLE
----                        -----------    -----------       -------------           -------------
Richard Leeds                    -              -                  -                       -

Bruce Leeds                      -              -                  -                       -

Robert Leeds                     -              -                  -                       -

Robert Dooley                    -              -            40,000/160,000        $235,000/$1,042,500

Steven Goldschein                -              -            15,000/60,000         $111,975/$447,900



COMPENSATION COMMITTEE REPORT TO STOCKHOLDERS

     The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     The Compensation Committee of the Board of Directors is responsible for administering the executive compensation plans and programs of the Company and for making recommendations to the Board of Directors regarding the compensation of and benefits provided to the Chief Executive Officer and the other executive officers.

     In establishing compensation and benefit levels for executive officers, the Committee seeks to (1) attract and retain individuals of superior ability and managerial talent, (2) motivate executive officers to increase Company performance primarily for the benefit of its stockholders but also for the benefit of its customers and other constituencies and (3) reward executives for superior individual contributions to the achievement of the Company's business objectives. To these ends, the Company's executive compensation package may consist of a base salary, annual cash bonus compensation and stock-based long-term incentive awards.

     Salary levels generally are determined based on the Committee's subjective assessment of prevailing levels among the Company's competitors. At higher levels, however, individual and Company performance will be given greater weight, along with competitive considerations.

     In establishing annual bonuses, the Committee considers such factors relating to the Company's overall performance as it, in its discretion, considers to be appropriate and assigns such weight to each such factor as it considers to be appropriate. The Committee may also consider its assessment of each individual's contribution to the improvement of operating results, growth, profitability and efficient operation of the Company.

     Stock-based incentives, at the present time consisting of stock options granted at 100% of the stock's fair market value on the grant date, constitute the long-term portion of the Company's executive compensation package. Stock options provide an incentive for executives to increase the Company's stock price and therefore, the return to the Company's stockholders. The vesting of certain executive stock options may be accelerated based upon the achievement of certain financial objectives by certain divisions of the Company. The number and timing of stock option grants are decided by the Committee based on its subjective assessment, with the advice of independent consultants, of prevailing levels of similar compensation among the Company's competitors. Stock option grants to officers and directors must be approved by the Board of Directors.


                                             Robert Leeds
                                             Robert D. Rosenthal
                                             Stacy S. Dick


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No members of the Company's Compensation Committee other than Robert Leeds are employed by the Company. No director of the Company served during the last completed fiscal year as an executive officer of any entity whose compensation committee (or other comparable committee, or the Board, as appropriate) included an executive officer of the Company. There are no "interlocks" as defined by the Securities and Exchange Commission.


                          STOCK PRICE PERFORMANCE GRAPH


     The Stock Price Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     The graph below compares cumulative total return of the Company, the S & P 500 and the S & P 500 Retail Trade Index for the period beginning June 29, 1995 through December 31, 1998. The stock price performance shown on the graph below is not necessarily indicative of future price performance. The graph and chart assumes that the value of the investment in the Company's Common Stock and for each index was $100 on June 29, 1995 and reflects reinvestment of dividends and market capitalization weighing.


-------------------------------------------------------------------------------------------------------------------------------
                                       Cumulative Total Return ($)
-------------------------------------------------------------------------------------------------------------------------------
Registrant/Index                6/29/95         12/31/95         12/31/96          12/31/97            12/31/98
===============================================================================================================================
Global DirectMail                   100             144              228                91                 122
-------------------------------------------------------------------------------------------------------------------------------
S&P  500 (Retail  Index)            100              99              115               165                 264
-------------------------------------------------------------------------------------------------------------------------------
S&P 500 (1970  Index)               100             115              141               188                 242
-------------------------------------------------------------------------------------------------------------------------------

2. PROPOSAL TO CHANGE THE CORPORATE NAME OF THE COMPANY TO SYSTEMAX INC.

     The Board of Directors of the Company has adopted a resolution proposing to the Company's stockholders that the corporate name of the Company be changed to Systemax Inc. The Board of Directors has recommended the name change to better reflect the Company's current status as a marketer of computers and computer products and to enhance awareness of the Company and its Systemax(TM) brand of build-to-order PCs. Under Delaware law, a change in the corporate name requires an amendment to the Company's Certificate of Incorporation which can be effectuated only upon a resolution of the Board of Directors and a vote in favor of the amendment by the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon. Accordingly, a motion will be presented to amend Article FIRST of the Company's Certificate of Incorporation to read "The name of the Corporation is "Systemax Inc."

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF CHANGING THE CORPORATE NAME OF THE COMPANY TO SYSTEMAX INC., WHICH IS DESIGNATED AS PROPOSAL NO. 2 ON THE ENCLOSED PROXY CARD.

3.  INDEPENDENT PUBLIC ACCOUNTANTS

     On the recommendation of the Audit Committee of the Board of Directors, the Board has appointed Deloitte & Touche LLP as auditors for the fiscal year 1999, subject to ratification by the stockholders. Deloitte & Touche LLP has audited the financial statements of the Company since the fiscal year 1993.

     Representatives of Deloitte & Touche LLP are expected to attend the 1999 Annual Meeting, where they will have the opportunity to make a statement if they wish to do so and will be available to answer appropriate questions from the stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF AUDITORS, WHICH IS DESIGNATED AS PROPOSAL NO. 3 ON THE ENCLOSED PROXY CARD.

SOLICITATION OF PROXIES

     The cost of soliciting proxies for the 1999 Annual Meeting will be borne by the Company. In addition to solicitation by mail, solicitations may also be made by personal interview, fax and telephone. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals, and the Company will reimburse them for expenses in so doing. Consistent with the Company's confidential voting procedure, directors, officers and other regular employees of the Company, as yet undesignated, may also request the return of proxies by telephone or fax, or in person.

ANNUAL REPORT

     The Annual Report of the Company for the year ended December 31, 1998 was first mailed to all stockholders with this proxy statement.

STOCKHOLDER PROPOSALS

     The Company's By-Laws require that stockholder proposals intended to be presented at an Annual Meeting, including proposals for the nomination of directors, must be received by the Company 60 days in advance of the anniversary date of the immediately preceding annual meeting, or by March 22, 2000, to be considered for the 2000 Annual Meeting. The requirements for submitting such proposals are set forth in the Company's By-Laws.

     Stockholder proposals intended to be considered for inclusion in the Company's proxy statement for presentation at the 2000 Annual Meeting must be received by the Company by December 31, 1999.

OTHER MATTERS

     The Board of Directors does not know of any matter other than those described in this proxy statement that will be presented for action at the meeting. If other matters properly come before the meeting, the persons named as proxies intend to vote the shares they represent in accordance with their judgment.


FINANCIAL STATEMENTS

     Reference is made to the Consolidated Financial Statements of the Company (including the independent auditors' report thereon and the notes thereto) and Management's Discussion and Analysis of Financial Condition and Results of Operations which are hereby incorporated by reference from the 1998 Annual Report enclosed with this Proxy Statement.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998 MAY BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST. SUCH REQUEST SHOULD BE SENT TO: GLOBAL DIRECTMAIL CORP, 22 HARBOR PARK DRIVE, PORT WASHINGTON, NEW YORK 11050, ATTENTION: KELLY MAUDE, INVESTOR RELATIONS DIRECTOR


                             GLOBAL DIRECTMAIL CORP
                                     PROXY
          This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints Curt Rush and Kelly Maude and each of them, with power of substitution, attorneys and proxies to represent and to vote all shares of Common Stock of Global DirectMail Corp (the "Company") which he undersigned is entitled to vote at the Annual Meeting of Stockholders of Global DirectMail Corp to be held on May 18, 1999 at 2:00 p.m. local time, and at any adjournments or postponements thereof.

     Under the Company's By-Laws, business transacted at the Annual Meeting of Stockholders is confined to the purposes stated in the Notice of the Meeting. This Proxy will, however, convey discretionary authority to the persons named herein as proxies to vote on matters incident to the conduct of the Meeting.

     This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES AND FOR PROPOSALS 2 AND 3.

(Continued and to be dated and signed on the reverse side.)


                                   GLOBAL DIRECTMAIL CORP
                                   P.O. BOX 11243
                                   NEW YORK, N.Y. 10203-0243



     /      /

1. Election of Directors     FOR all nominees / /    WITHHOLD AUTHORITY to vote  / /     EXCEPTIONS / /
   Directors                 listed below            for all nominees listed below

Nominees: Richard Leeds, Bruce Leeds, Robert Leeds, Robert Dooley, Robert Rosenthal, Stacy S. Dick
(INSTRUCTIONS: To withhold authority to vote for any individual nominees, mark the "Exceptions" box and write that nominees's name in the space provided below.)

Exception ___________________________________________________________________________________

2. To consider and vote upon a proposal to change the Corporate name of the      3. To consider and vote upon a proposal to ratify
   Company to "Systemax Inc."                                                       the appointment of Deloitte & Touche as the
                                                                                    Company's independent auditors for fiscal 1999.

FOR  /   /    AGAINST   /   /        ABSTAIN    /   /                               FOR  /   /     AGAINST /    /   ABSTAIN /   /


4. To transact such other business as may properly come before the meeting and any and all adjournments or postponements thereof.


                                                                                Change of Address and
                                                                                or Comments Mark Here   /   /


                                                    The signature on this Proxy should correspond exactly with stockholder's name as printed to the left, in this case of joint transaction, co-executors, or co-trustees both should sign.  Persons signing as Attorney, Executor,
                                                    Administrator, Trustee or Guardian should give their full title.

                                                       Dated:___________________________, 1999
                                                       _________________________________
                                                                 Signature
                                                       _________________________________
                                                                 Signature

                                                       Votes must be indicated
                                                       (x) in Black or Blue ink.   /   /

  (Please sign, date and return this proxy in the enclosed postage prepaid envelope.)